UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):(October 2, 2014)

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2014 (“Original Form 8-K”), Flux Power Holdings, Inc. (the “Company”) entered into a certain Credit Facility Agreement for a line of credit in the maximum amount of $500,000 (“Line of Credit”) with Leon Frenkel (“Lender”) pursuant to which the Company issued a Secured Promissory Convertible Note for the Line of Credit (the “Note”) to the Lender. In connection with the Line of Credit, the Company retained Security Research Associates Inc. (“SRA”), on a best-efforts basis, as its placement agent for the placement of the Note.

This Form 8-K/A is being filed as an amendment to the Original Form 8-K to disclose that in connection with placement agent services, the Company agreed to pay SRA a cash amount equal to 5% of the gross proceeds raised and a warrant for the purchase of the common stock of the Company. The number of common stock subject to the warrant equals 5% of the aggregate gross proceeds from the Note received by the Company from the Lender divided by $0.12 per share. The warrant will have a term of 5 years, an exercise price equal to $0.12 per share and will also include cashless exercise provisions as well as representations and warranties that are customary and standard in warrants issued to placement agents or underwriters.

Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Form 8-K and this Form 8-K/A should be read in conjunction with the Original Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: October 14, 2014	/s/ Ron Dutt
Ron Dutt, Chief Executive Officer and Interim Chief Financial Officer

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